UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 13, 2005
SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)
233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)
(408) 934-7500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into Material Definitive Agreement
          Separation Agreement and General Release
          On April 26, 2005, Kevin Plouse, Senior Vice President of Business Development, departed from Sipex Corporation (“Sipex”). Following Mr. Plouse’s departure, Sipex entered into a Separation Agreement and General Release (the “Separation Agreement”) with him dated July 13, 2005. This agreement provides for severance benefits as follows:
•	A severance payment to Mr. Plouse equal to $66,750;

•	A payment of $14,250 for Mr. Plouse’s legal fees incurred with regard to the negotiation and preparation of the Separation Agreement;

•	An agreement by Mr. Plouse to continue to comply with the terms of his Confidentiality Agreement with Sipex and maintain the confidentiality of Sipex’s confidential and proprietary information; and

•	A mutual release of claims among Mr. Plouse and Sipex.
          The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
          Non-Employee Director Compensation Plan
          On July 18, 2005, the Board of Directors of Sipex adopted and approved an increase in the compensation plan for its non-employee directors in accordance with the terms set forth in the Non-Employee Director Compensation Plan (the “Plan”) attached hereto as Exhibit 10.2. The Plan provides for an annual cash retainer to be paid to each non-employee director of Sipex based on each director’s board and committee memberships. In addition, as has been previously disclosed in filings on Form 4 filed with the Securities and Exchange Commission, the Plan provides for a grant of options to each non-employee director, contemporaneously with the approval of the Plan.
          This description of the Plan is qualified in its entirety by reference to the Non-Employee Director Compensation Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (c) Exhibits
10.1	Separation Agreement and General Release with Kevin Plouse dated July 13, 2005

10.2	Non-Employee Director Compensation Plan

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: September 14, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Sr. VP of Finance

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EXHIBIT INDEX
10.1	Separation Agreement and General Release with Kevin Plouse dated July 13, 2005

10.2	Non-Employee Director Compensation Plan